SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): July 1, 2002
(June 28, 2002)                                            ---------------------
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                                Netgateway, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State of Other Jurisdiction of Incorporation)


             000-27941                                   87-0591719
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       (Commission File Number                 (IRS Employer Identification No.)


 754 East Technology Avenue, Orem, Utah                    84097
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(Address of Principal Executive Offices)                (Zip Code)


                                  801.227.0004
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               (Registrant's Telephone Number, Including Zip Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Items.

         On June 28, 2002, the stockholders of Netgateway, Inc. ("Netgateway") approved amendments to Netgateway's Certificate of Incorporation to change Netgateway's name to "Imergent, Inc." and to effect a one-for-ten reverse split of the issued and outstanding shares of Netgateway's common stock and reduce the authorized number of shares of common stock from 250,000,000 to 100,000,000. As a result of the reverse stock split, every ten shares of Netgateway's existing common stock will be converted into one share of Netgateway's new common stock under its new name, Imergent, Inc. Fractional shares resulting from the reverse stock split will be settled by cash payment.

         Netgateway's new common stock will begin trading on the Over-the-Counter Bulletin Board on Wednesday, July 3, 2002 under the symbol
IMGG.OB. A new CUSIP number has been issued for Netgateway's new common stock (45247Q100), which will trade under the name "Imergent, Inc."

         All stockholders holding physical stock certificates will be required to surrender their old stock certificates in exchange for new stock certificates. In this regard, stockholders will be notified by Netgateway's transfer agent, Colonial Stock Transfer, regarding the process for exchanging existing stock certificates representing pre-split shares.

         The full text of Netgateway's press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements. Not Applicable.
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     (b)  Pro Forma Financial Information. Not     Applicable.
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     (c)       Exhibits.
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               99.1     Netgateway, Inc. press release, dated July 1, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Netgateway, Inc.


Date:   1 July 2002            By: /s/  Frank C. Heyman
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                                        Frank C. Heyman, Chief Financial Officer